                                                                    Exhibit 25.1
                                                                    ------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                         -------------------------------

                         Bank One, National Association
               (Exact name of trustee as specified in its charter)

     A National Banking Association              36-0899825
                                                 (I.R.S. employer
                                                 identification number)

     1 Bank One Plaza, Chicago, Illinois         60670-0126
     (Address of principal executive offices)    (Zip Code)

                         Bank One, National Association
                        1 Bank One Plaza, Suite IL1-0126
                          Chicago, Illinois 60670-0126
                      Attn: Sandra L. Caruba (312) 336-9436
            (Name, address and telephone number of agent for service)

                         -------------------------------

                             LOWE'S COMPANIES, INC.
               (Exact name of obligor as specified in its charter)

     North Carolina                              56-0578072
     (State or other jurisdiction of             (I.R.S. employer
     incorporation or organization)              identification number)


     P. O. Box 1111
     North Wilkesboro, North Carolina            28659
     (Address of principal executive offices)    (Zip Code)

                                 Debt Securities
                         (Title of Indenture Securities)

Item 1.        General Information.  Furnish the following information as to the
               -------------------
               trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (b)  Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

Item 2.        Affiliations With the Obligor.  If the obligor is an affiliate
               ------------------------------
               of the trustee, describe each such affiliation.

          No such affiliation exists with the trustee.


Item 16.  List of exhibits.   List below all exhibits filed as a part of this
          -----------------
          Statement of Eligibility.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.   A copy of the existing by-laws of the trustee.*

          5.   Not Applicable.

          6.   The consent of the trustee required by Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not Applicable.

          9.   Not Applicable.

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 7th day of April, 2000.


            Bank One, National Association,
            Trustee

            By /s/ Sandra L. Caruba
               --------------------
               Sandra L. Caruba
               Vice President



* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One, National Association, filed as Exhibit 25 to the Registration Statement on Form S-3 of Household Finance Corporation filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-33240).

                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT



                                                                   April 7, 2000


Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen::

     In connection with the qualification of an indenture between Lowe's Companies, Inc. and Bank One, National Association, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                        Very truly yours,

                        Bank One, National Association

                         By   /s/ Sandra L. Caruba
                              --------------------
                              Sandra L. Caruba
                              Vice President

                                    EXHIBIT 7

Legal Title of Bank:          Bank One, NA                    Call Date: 12/31/99 ST-BK:  17-1630 FFIEC 031
Address:                      1 Bank One Plaza, Ste 0303      Page RC-1
City, State  Zip:             Chicago, IL  60670
FDIC Certificate No.: 0/3/6/1/8
                      ---------


Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 1999

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                             Dollar Amounts in thousands  C400
                                                                                                                         ------
ASSETS
1.  Cash and balances due from depository
    institutions (from Schedule RC-A):
                                                                                                   RCFD
                                                                                                 -------
    a.  Noninterest-bearing balances and currency and coin(1) ...............                      0081    5,055,227    1.a
    b.  Interest-bearing balances(2) ........................................                      0071    6,267,008    1.b
2.  Securities
    a.  Held-to-maturity securities(from Schedule RC-B, column A) ...........                      1754            0    2.a
    b.  Available-for-sale securities (from Schedule RC-B, column D) ........                      1773   10,171,065    2.b
3.  Federal funds sold and securities
    purchased under agreements to resell ....................................                      1350    9,133,306    3.
4.  Loans and lease financing receivables:
    a.  Loans and leases, net of unearned income (from                                             RCFD
                                                                                                 -------
    Schedule  RC-C) .........................................................                      2122   54,113,895    4.a
    b.  LESS: Allowance for loan and lease losses ...........................                      3123      485,672    4.b
    c.  LESS: Allocated transfer risk reserve ...............................                      3128            0    4.c
    d.  Loans and leases, net of unearned income, allowance, and                                   RCFD
                                                                                                 -------
        reserve (item 4.a minus 4.b and 4.c) ................................                      2125   53,628,223    4.d

5.  Trading assets (from Schedule RD-D) .....................................                      3545    5,625,628    5.
6.  Premises and fixed assets (including capitalized leases).................                      2145      728,892    6.
7.  Other real estate owned (from Schedule RC-M) ............................                      2150        2,661    7.
8.  Investments in unconsolidated subsidiaries and
    associated companies (from Schedule RC-M) ...............................                      2130      225,055    8.
9.  Customers' liability to this bank on acceptances outstanding ............                      2155      318,645    9.
10. Intangible assets (from Schedule RC-M) ..................................                      2143      222,903   10.
11. Other assets (from Schedule RC-F) .......................................                      2160    2,515,075   11.
12. Total assets (sum of items 1 through 11) ................................                      2170   93,893,688   12.


(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:                Bank One, NA                    Call Date:  12/31/99  ST-BK: 17-1630 FFIEC 031
Address:                            1 Bank One Plaza, Ste 0303                                           Page RC-2
City, State  Zip:                   Chicago, IL  60670
FDIC Certificate No.:               0/3/6/1/8

Schedule RC-Continued

                                                                                             Dollar Amounts in
                                                                                                 Thousands
                                                                                                 ---------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C                             RCON
                                                                                         ----
       from Schedule RC-E, part 1) .................................                     2200   26,310,375    13.a
       (1) Noninterest-bearing(1) ..................................                     6631   11,553,564    13.a1
       (2) Interest-bearing ........................................                     6636   14,756,811    13.a2

    b. In foreign offices, Edge and Agreement subsidiaries, and                          RCFN
                                                                                         ----
       IBFs (from Schedule RC-E, part II) ..........................                     2200   28,917,958    13.b
       (1) Noninterest bearing .....................................                     6631      623,837    13.b1
       (2) Interest-bearing ........................................                     6636   28,294,121    13.b2
14. Federal funds purchased and securities sold under agreements
    to repurchase: .................................................                RCFD 2800    9,453,894    14
15. a. Demand notes issued to the U.S. Treasury ....................                RCON 2840    1,263,434    15.a
    b. Trading Liabilities(from Schedule RC-D) .....................                RCFD 3548    3,262,946    15.b

16. Other borrowed money:                                                                RCFD
                                                                                         ----
    a. With original maturity of one year or less ..................                     2332   12,462,976    16.a
    b. With original  maturity of more than one year ...............                     A547    1,049,525    16.b
    c. With original maturity of more than three years .............                     A548      477,923    16.c

17. Not applicable
18. Bank's liability on acceptance executed and outstanding ........                     2920      318,645    18.
19. Subordinated notes and debentures ..............................                     3200    3,250,000    19.
20. Other liabilities (from Schedule RC-G) .........................                     2930    1,377,838    20.
21. Total liabilities (sum of items 13 through 20) .................                     2948   88,145,514    21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus ..................                     3838            0    23.
24. Common stock ...................................................                     3230      200,858    24.
25. Surplus (exclude all surplus related to preferred stock) .......                     3839    3,660,673    25.
26. a. Undivided profits and capital reserves ......................                     3632    2,057,661    26.a
    b. Net unrealized holding gains (losses) on available-for-sale
       securities ..................................................                     8434     (170,996)   26.b
    c. Accumulated net gains (losses) on cash flow hedges ..........                     4336            0    26.c
27. Cumulative foreign currency translation adjustments ............                     3284     (     22)   27
28. Total equity capital (sum of items 23 through 27) ..............                     3210    5,748,174    28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28) ..........................                     3300   93,893,688    29.

Memorandum

To be reported only with the March Report of Condition.

1.   Indicate in the box at the right the number of the statement below that                          +++++++++++++++
     best describes the most comprehensive level of auditing work performed for                       +    Number   +
     the bank by independent external auditors as of any date during 1996................RCFD 6724 ...+ N/A    M.1. +
                                                                                                      +++++++++++++++

1    = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2    = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3    = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4. = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5    = Review of the bank's financial statements by external auditors

6    = Compilation of the bank's financial statements by external auditors

7    = Other audit procedures (excluding tax preparation work)

8    = No external audit work


(1) Includes total demand deposits and noninterest-bearing time and savings deposits.